Exhibit 99.1

DIAMOND FOODS, INC. Walnut Purchase Agreement

WPA Number:

Grower Name:

Grower Address:

Tax ID:

Grower Orchards:	Grower will deliver to Diamond Grower’s walnut crop as indicated on Exhibit A.

Date of Agreement:	, 2012

This Walnut Purchase Agreement is made between Diamond Foods, Inc., a Delaware corporation (“Diamond”) and the Grower named above (“Grower”).

1.	Sale and Purchase. During the Term of this Agreement, Grower will sell and Diamond will buy Grower’s full production of walnuts from Grower Orchards set forth on Exhibit A.

2.	Term. The Initial Term of this Agreement will commence on the date set forth above and will continue for one, two or three Crop Years as designated below. A Crop Year will commence on August 1 of the year in which the harvest is delivered and will continue until July 31 of the following year.

☐ One Crop Year ☐ Two Crop Years ☐ Three Crop Years

If no selection is made, the Initial Term of this Agreement will be for one Crop Year. After the Initial Term, this Agreement will automatically renew for successive one-year Crop Years (each, an “Extension Term”) unless and until either party provides written notice (a “Termination Notice”) to the other party before June 1 of the final Crop Year of the then-current Term. The Initial Term and all Extension Terms will be referred to as the “Term.” If a Termination Notice has been delivered, this Agreement will terminate at the end of the then-current Term, and will not be automatically renewed.

3.	Price. By May 1 following a harvest, Diamond will establish the purchase price for Grower’s walnut crop (the “Final Price”), taking into account any adjustments applicable to Grower relating to variety, quality, grade, early delivery, volume incentive, suitability for sale as in-shell, shelling quality, insect classification, and other factors (collectively, the “Adjustment Factors”) as described in the Grower Guidelines applicable for the crop year. Grower expressly agrees to waive the provisions of California Food and Agriculture Code Sections 62801, which provides in part:

“. . . unless the parties agree otherwise, every contract for the sale of edible nuts shall be in writing and shall state the full purchase price in a definite sum which is to be paid in accordance with the terms of the contract.”

4.	Payment Schedule. Diamond will pay Grower’s Final Price as set forth below. The First Payment will be based on Diamond’s estimate of the Final Price at the time of such payment, and the Second Payment will be a progress payment made in an amount to be determined by Diamond. The Third Payment and Fourth Payment will be based on the Final Price applicable to Grower indicated by Diamond. Grower’s Walnut Marketing Board and California Walnut Commission fees and assessments will be deducted from the First Payment paid to Grower.

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Grower:	WPA Number:

First payment (within 14 days after delivery but not earlier than October 1)	Approximately 35% of the estimated Final Price for Grower’s crop

Second Payment (by February 15 following delivery)	Progress payment

Third Payment (by May 1 following delivery)	The Final Price for a Grower’s crop will be established by Diamond and approximately 80% of the Final Price will be paid by this date.

Fourth Payment (by June 15 following delivery)	Approximately 20% of the Final Price established by Diamond for a Grower’s crop.

Diamond may in its discretion offer an accelerated payment program or deferred payment program (collectively, “Payment Programs”), as set forth in the Grower Guidelines applicable to the crop year. Any accelerated payment amount would be based on Grower’s estimated Final Price as adjusted by the Adjustment Factors.

5.	General Terms and Conditions and Grower Guidelines. The General Terms and Conditions in Exhibit B hereto and the Adjustment Factors and Payment Program information in the applicable crop year Grower Guidelines are incorporated by this reference into this Agreement. All prior or contemporaneous agreements and understandings are merged herein and superseded hereby.

Grower:	Diamond Foods, Inc., a Delaware corporation:

By:	By:

Name:	Name:

Its:	Its:

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Grower:	WPA Number:

Exhibit A

Contact Information:

Primary Phone No.:	☐ Home	☐ Office	☐ Mobile	☐ Other

Alternative Phone No.:	☐ Home	☐ Office	☐ Mobile	☐ Other

Alternative Phone No.:	☐ Home	☐ Office	☐ Mobile	☐ Other

Alternative Phone No.:	☐ Home	☐ Office	☐ Mobile	☐ Other

Primary Fax Number:	☐ Home	☐ Office	☐ Other

Alternative Fax No.:	☐ Home	☐ Office	☐ Other

Email:

Grower Orchards:	Total Acres:

Own / Lease	County	Orchard Location	Variety	Planting Year	Acres

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Exhibit B

General Terms and Conditions

1.	Assignment of Payments. Grower may assign to a third party in whole or in part its right to receive payment by giving Diamond written notice of such assignment. Diamond may rely upon such notice until it receives written notice terminating or changing such assignment.

2.	Waiver of Producer’s Lien. Grower expressly waives the provisions of California Food and Agriculture Code Section 55631, which provides in part the “Every producer of any farm product that sells any product which is grown by him to any processor . . . has a lien upon such product and upon all processed or manufactured forms of such farm product for his labor, care, and expense in growing and harvesting such product.”

The producer’s lien under Section 55631 is a first priority lien on the farm product sold. A person waiving the benefits of Section 55631 would be in the position of a general creditor of Diamond, instead of a secured creditor.

3.	Delivery and Acceptance; Title. Grower will harvest, hull and deliver walnuts in accordance with the Grower Guidelines applicable to the crop year. Title to walnuts will pass to Diamond upon delivery, subject to Diamond’s right to inspect and accept the delivery, even though the Final Price will be determined at a later date. If Grower participates in Diamond’s Ranch Pick-Up Program, Grower will deliver the walnuts to Diamond’s common carrier, in which case, title will pass to Diamond when the walnuts are loaded on the common carrier’s truck (subject, however, to Diamond’s right to inspect, reject, and return to Grower loads of walnuts that are not merchantable). Prior to transfer of title, Grower will bear all risk of loss, damage, or depreciation of the walnuts. Upon the delivery of Grower’s walnuts to Diamond’s processing facility, Diamond will inspect, weigh, grade, and sort the walnuts.

4.	Grower Warranties. Grower warrants that upon delivery, Diamond will acquire good and merchantable title to the walnuts. Grower has not granted or suffered any security interest, liens, claims or encumbrances in the walnuts to any third party that has not been fully released prior to delivery to Diamond. Grower will indemnify, defend, and hold Diamond harmless from any loss or liability relating to the claim of any person claiming any interest in the walnuts.

Grower warrants that the walnuts will be of good merchantable quality, with levels of mold, insects, and other damage that do not render the walnuts not merchantable. The walnuts will be free of pesticide residues or other substances in a quantity prohibited by law or that may detrimentally affect the natural state of such walnuts or the saleability thereof. If the walnuts fail to meet these standards, Diamond may in its sole discretion (i) do whatever is commercially reasonable to meet these standards, charging all related costs to Grower; (ii) decline acceptance of such walnuts within a reasonable time after delivery and return the walnuts to Grower at Grower’s expense; or (iii) notify Grower and hold the walnuts subject to Grower’s orders and expense.

Grower will conform to (i) the provisions of the pure food and drug laws and other present or future laws of the State of California, and (ii) the provisions of the Federal Pure Food and Drugs Act of the United States of June 30, 1906, and all amendments thereto. Grower warrants that walnuts delivered under this contract will not on the date of delivery be adulterated or misbranded within the meaning of any applicable law of the State of California, or the Federal Food, Drug, and Cosmetic Act. All products delivered hereunder will be produced in compliance with the requirements of section 12 of the Fair Labor Standards Act of 1938, as amended, and all other requirements of the Act so far as they may be applicable.

5.

Termination. Grower may terminate this Agreement effective 30 days after giving written notice to Diamond if Grower takes all of the Grower Orchards out of commercial production. If a party is in material

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breach of its obligations hereunder, the other party may give notice to the party in breach, specifying in detail the nature of the breach. This Agreement will terminate 30 days after the date of such notice, unless the breaching party substantially cures its breach within the 30-day period (or, if the breach is not capable of being cured within such period, if the party in breach commences such cure during such period and thereafter diligently prosecutes such cure to completion).

6.	Dispute Resolution.

a.	Disputes. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration in Stockton, California in accordance with the rules of the American Arbitration Association. The arbitrator selected for the matter must have a minimum of five years of experience as a judge or arbitrator, or both. At least thirty days before the arbitration, the parties will allow each other reasonable written discovery including the inspection and copying of documents and other tangible items relevant to the issues to be presented at the arbitration hearing. The arbitrator will decide any disputes regarding the scope of discovery. Fees for the arbitrator or arbitrators will be divided equally between the parties, and the parties will be individually responsible for the payment of the fees. The prevailing party in any arbitration, proceeding or legal action arising out of or relating to this Agreement will be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such arbitration, proceeding or legal action. The arbitrator will determine who is the prevailing party for this purpose. The award rendered by the arbitrator will be final and binding upon both parties. The California State Superior Court located in Stockton, California will have exclusive jurisdiction over disputes between the parties in connection with such arbitration and the enforcement thereof. The parties consent to the jurisdiction and venue of the California State Superior Court located in Stockton, California. Notwithstanding that the parties have agreed to binding arbitration of disputes, neither party will be prevented from seeking ancillary or equitable relief from the California State Superior Court, including lis pendens, injunctive relief and specific performance.

The parties will keep confidential the outcome of any mediation, arbitration, proceeding or legal action. Each dispute will be resolved based upon its own facts and merits, and no procedure in the nature of class actions will be permitted, including without limitation class arbitration. Further, no collateral estoppel effect will be accorded to any judgment, decision, or award from any prior arbitration, proceeding or legal action against the other party unless both parties were parties to such prior proceeding.

b.	Release. Except with respect to the obligations created by, acknowledged, or arising out of this Agreement, each party (“Releasing Party”) does hereby for itself and its respective legal successors and assigns, release and absolutely and forever discharge the other party (“Released Party”) and Released Party’s shareholders, officers, directors, employees, agents, attorneys, legal successors and assigns, of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected that Grower now has, owns or holds or at any time heretofore ever had, owned or held or could, shall or may hereafter have, own or hold against Released Party on or before the date of this Agreement (hereinafter referred to as “Released Matters”). In furtherance of the intentions set forth herein, Grower acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California that provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

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Releasing Party waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or nonstatutory law of any other jurisdiction to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. In connection with such waiver and relinquishment, Releasing Party acknowledges that it is aware that it or its attorneys or accountants may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Agreement or the other party hereto, but that it is its intention hereby fully, finally and forever to settle and release all of the Released Matters, disputes and differences known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed between Releasing Party and Released Party, except as otherwise expressly provided. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

7.	Force Majeure; Reservation of Crop. Either party’s obligation to perform under this Agreement will be excused to the extent it is prevented by fire, storm, flood, earthquake, explosion, action of the elements, total or partial failure of transportation or delivery facilities, shortage of labor, materials or supplies, interruption of power, Act of God, the elements, war, civil disturbance, governmental or regulatory actions, quarantines, embargoes, labor disturbances, or any other event beyond the party’s reasonable control. Grower acknowledges that pursuant to Federal Marketing Order (984) covering walnuts grown in California, Diamond may be required to withhold from the saleable market that portion of Grower’s crop which is declared reserved or surplus by the Walnut Marketing Board and ordered withheld from the salable market by the United States Secretary of Agriculture. Price and payment for Grower’s reserve walnuts may be on a basis different than for the salable portion of Grower’s crop. Diamond will have no obligation to pay for Grower’s reserve walnuts, until such reserve walnuts are released for sale by the Walnut Marketing Board.

8.	General.

a.	Assignment. Grower may not assign its rights and obligations under this Agreement unless Diamond consents in writing. Upon giving written notice, Diamond may assign its rights and obligations under this Agreement to an acquirer of the applicable assets or business operations of Diamond.

b.	Notices. All notices under this Agreement must be in writing and will be effective (i) immediately upon delivery in person or by messenger to the address stated above, or (ii) the next business day after deposit with a commercial delivery service for next business day delivery, or (iii) upon receipt by facsimile as established by evidence of successful transmission. All notices must be properly addressed to Grower at the address set forth above, or to Diamond at 1050 S. Diamond Street, Stockton, CA 95205-7087, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section.

c.	Severability; Amendments. If any provision of this Agreement or its application to any person or circumstances is held to be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to other persons or circumstances will not be affected, and each term of this Agreement will be valid and enforceable to the fullest extent permitted by law. The Adjustment Factors and Payment Program information contained in the applicable crop year Grower Guidelines are incorporated by this reference into this Agreement and may be amended from time to time by Diamond in its discretion.

d.	Binding Agreement; Governing Law. The Agreement will be binding upon, and will inure to the benefit of, the heirs, executors, administrators, successors, assigns, and grantees of the parties hereto. This Agreement will be governed by the laws of the State of California, as applied to contracts entered into and performed completely within California.

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